Exhibit (5)(b)

                       Sub-Advisory Agreement
                    between PADCO Advisors, Inc.
                 and Loomis, Sayles & Company, L.P.

























   PAGE

                       SUB-ADVISORY AGREEMENT

                               between

                        PADCO ADVISORS, INC.

                                 and

                   LOOMIS, SAYLES & COMPANY, L.P.

        This Agreement is made as of the twenty-fifth day of September, 1996, by and between PADCO ADVISORS, INC., a M a r y land corporation, with offices at 6116 Executive B o u l evard, Suite 400, Rockville, Maryland 20852 (the "Advisor"), and LOOMIS, SAYLES & COMPANY, L.P., a Delaware limited partnership, with offices at 2001 Pennsylvania Avenue, N.W., Suite 200, Washington, D. C. 20016 (the "Sub-Advisor").

        WHEREAS, Rydex Series Trust (the "Trust"), is a Delaware business trust that is registered under the Investment Company
   Act of 1940, as amended (the "1940 Act");

        WHEREAS, the trustees of the Trust (the "Trustees") approved the creation of the Rydex High Yield Fund (the
   "Fund") as a series of the Trust on September 25, 1996;

        WHEREAS, the Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the
   "Advisers Act");

        WHEREAS, the Advisor has been appointed as the investment adviser to the Fund in accordance with the 1940 Act and the Advisers Act;

        WHEREAS, the Sub-Advisor is registered as an investment adviser under the Advisers Act and engages in the business of providing investment advisory services; and

        WHEREAS, the Trustees have authorized the Advisor to appoint the Sub-Advisor, subject to the requirements of the 1940 Act and the Advisers Act, as a sub-adviser with respect to that portion of the assets of the Trust designated as "The Rydex High Yield Fund" on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy
   o f which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and promise as follows:

   Section 1.  Investment Advisory Services

   PAGE

          (a) The Advisor hereby retains the Sub-Advisor, and the Sub-Advisor hereby accepts engagement by the Advisor, to supervise and manage on a fully-discretionary basis the cash, securities and other assets of the Fund that the Advisor from time to time shall place under the supervision of the Sub-Advisor (such cash, securities, and other assets initially and as same shall thereafter be increased or decreased by the investment performance thereof and by additions thereto and withdrawals therefrom by the Advisor shall hereinafter be referred to as the "assets" of the Fund).

          (b) All activities by the Sub-Advisor on behalf of the Advisor and the Fund shall be in accordance with the investment objectives, policies, and restrictions set forth in the 1940 Act and in the Fund's prospectus and statement of a d d itional information, as amended from time to time (hereinafter collectively referred to as the "Prospectus") and as interpreted from time to time by the Board of Trustees of the Trust and by the Advisor. All activities of the Sub-Advisor on behalf of the Advisor and the Fund shall also be subject to the due diligence oversight and direction of the Advisor.

          (c) Subject to the supervision of the Advisor, the Sub-Advisor shall have the sole and exclusive responsibility to select members of securities exchanges, brokers, dealers, a n d futures commission merchants for the execution of transactions of the Fund and, when applicable, shall negotiate commissions in connection therewith. All such selections shall be made in accordance with the Fund's policies and restrictions regarding brokerage allocation set forth in the Prospectus.

          (d) In carrying out its obligations to manage the investments and reinvestments of the assets of the Fund, the Sub-Advisor shall:

          1.   obtain  and evaluate pertinent economic,
               statistical,    financial,   and   other
               information    affecting   the   economy
               generally and individual companies or industries the securities of which are included in the assets of the Fund or are under consideration for inclusion therein;

          2.   formulate  and  implement  a  continuous
               investment    program   for   the   Fund
               consistent     with    the    investment
               objectives    and   related   investment
               policies and restrictions for such Fund as set forth in the Prospectus; and

                                                       2





          3. take such steps as are necessary to implement the aforementioned investment p r ogram by placing orders for the purchase and sale of securities by the Fund.

          (e) In connection with the purchase and sale of securities by the Fund, the Sub-Advisor shall arrange for the transmission to the Advisor and the Fund's custodian on a daily basis such confirmation, trade tickets, and other documents as may be necessary to enable the Advisor and the F u n d 's custodian, respectively, to perform their administrative responsibilities with respect to the Fund. With respect to Fund securities to be purchased or sold through the Depository Trust Company, the Sub-Advisor shall arrange for the automatic transmission of the "identification" or "I.D." confirmation of the trade to the Fund's custodian.

          (f) In connection with the placement of orders for the execution of the Fund's securities transactions, the Sub-Advisor shall create and maintain all necessary records of the Fund as are required of an investment adviser of a registered investment company, including, but not limited to, records required by the 1940 Act and the Advisers Act. All such records pertaining to the Fund shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission (the "Commission"), any other regulatory authority having appropriate jurisdiction, the Fund, the Advisor, or any person retained by the Fund or t h e Advisor. When applicable, such records shall be maintained by the Sub-Advisor for the period and in the place required by Rule 3la-2 under the 1940 Act.

          (g) The Sub-Advisor shall render such reports to the Advisor and/or to the Board of Trustees of the Trust concerning the investment activity and composition of the assets of the Fund in such form and at such intervals as the Advisor or the Board of Trustees from time to time reasonably may require.

          (h) In acting under this Agreement, the Sub-Advisor shall be an independent contractor and not an agent of the Advisor or the Fund.

   Section 2.  Expenses

          (a) The Sub-Advisor shall assume and pay all of its own costs and expenses, including those for furnishing such office space, office equipment, office personnel, and office services as the Sub-Advisor may require in the performance of the Sub-Advisor's duties under this Agreement.


                                                       3





          (b) Pursuant to the terms of the Prospectus, the Fund shall bear all expenses of the Fund's organization and registration, and the Fund and Advisor shall bear all of their respective expenses of their operations and businesses not expressly assumed or agreed to be paid by the Sub-Advisor under this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay any fees due to the Advisor, all interest, Federal, state, and local taxes, g o v e r nmental charges or duties, fees, brokerage and commissions of every kind arising hereunder or in connection herewith, expenses of transactions with shareholders of the Fund, expenses of offering interests in the Fund for sale, i n surance, association membership dues, all charges of custodians (including fees as custodian and for keeping books, performing Fund valuations, and rendering other services to the Fund), independent auditors, and legal counsel, expenses of preparing, printing, and distributing all prospectuses, proxy materials, reports and notices to shareholders of the Fund, and all other costs incident to the Fund's existence.


































                                                       4





   Section 3.  Use of Services of Others

          The Sub-Advisor, at the Sub-Advisor's expense, except as set forth in Section 2 hereof, may employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Advisor with such statistical or factual information, such advice regarding economic factors and trends, or such other information, advice, or assistance as the Sub-Advisor may deem necessary, appropriate, or convenient for the discharge of the Sub-Advisor's obligations hereunder or otherwise helpful to the Trust and the Fund.

   Section 4.  Sub-Advisory Fees

          In consideration of the Sub-Advisor's services to the Fund hereunder, the Sub-Advisor shall be entitled to a sub-advisory fee, payable monthly, at the annual rate of 0.375% of the average daily net assets of the Fund during the month (the "Sub-Advisory Fee"). The Sub-Advisory Fee shall be accrued for each calendar day and the sum of the daily Sub-Advisory Fee accruals shall be paid monthly to the Sub-Advisor on or before the fifth business day of the next succeeding month. The daily fee accruals will be computed on the basis of the valuations of the total net assets of the Fund as of the close of business each day. The Sub-Advisory Fee shall be payable solely by the Advisor, and the Fund shall not be liable to the Sub-Advisor for any unpaid Sub-Advisory Fee.

   Section 5.  Limitation of Liability of Sub-Advisor

          (a) T h e Sub-Advisor shall be liable for losses resulting from its own acts or omissions caused by the Sub-Advisor's willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Advisor's duties hereunder or the Sub-Advisor's reckless disregard of the Sub-Advisor's duties under this Agreement, and nothing herein shall protect the Sub-Advisor against any such liability to the shareholders of the Fund or to the Advisor. The Sub-Advisor shall not be liable to the Fund or to any shareholder of the Fund or to the Advisor for any claim or loss arising out of any investment by the Fund or other act or omission in the performance of the Sub-Advisor s duties under this Agreement, or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets maintained with custodians or securities depositories in foreign countries, or from any political acts of any foreign governments to which such assets might be exposed, or for any tax of any kind, including, without limitation, any statutory, governmental, state, provincial, regional, local, or municipal imposition, duty, contribution, or levy imposed by any government or governmental agency upon

                                                       5





   or with respect to such assets or income earned with respect thereto (collectively, "Taxation"). Notwithstanding the foregoing sentence, the Sub-Advisor shall be liable for taxes or tax penalties incurred by the Fund for any failure of the Fund to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as a direct result of portfolio transactions effected by the Sub-Advisor other than in accordance with information provided by the Advisor in connection with the redemptions and purchases of Fund shares; provided, however, that the Sub-Advisor shall be liable only for such taxes and tax penalties if and to the extent that these taxes and tax penalties arise from the Sub-Advisor s willful malfeasance, bad faith, gross negligence, or reckless disregard of the Sub-Advisor s obligations and duties.

          (b) In the event that the Sub-Advisor is assessed any Taxation in respect of the assets, income, or activities of the Fund, the Advisor and the Fund jointly will indemnify the Sub-Advisor for all such amounts wherever imposed, together with all penalties, charges, costs, and interest relating thereto and all expenditures, including reasonable attorney's fees, incurred by the Sub-Advisor in connection with the defense or settlement of any such assessment. The Advisor shall undertake and control the defense or settlement of any such assessment, including the selection of counsel or other professional advisers; provided, that the selection of such counsel and advisers and the settlement of any assessment shall be subject to the approval of the Advisor and the Fund, which approvals shall not be unreasonably withheld. The Advisor and the Fund shall have the right to retain separate counsel and assume the defense or settlement on behalf of the Advisor and the Fund, as the case may be, of any such assessment if representation of the Advisor and the Fund by counsel selected by the Sub-Advisor would be inappropriate due to actual or potential conflicts of interest.

   Section 6.  Services to Other Clients and the Fund

          (a) Subject to compliance with the 1940 Act, nothing contained in this Agreement shall be deemed to prohibit the Sub-Advisor or any of the Sub-Advisor's affiliated persons from acting, and being separately compensated for acting, in one or more capacities on behalf of the Fund. The Advisor and the Fund understand that the Sub-Advisor may act as investment manager or in other capacities on behalf of other customers, including entities registered under the 1940 Act. While information, recommendations, and actions which the Sub-Advisor supplies to and does on behalf of the Fund shall, in t h e Sub-Advisor's judgment, be appropriate under the circumstances in light of the investment objectives and policies of the Fund, as set forth in the Prospectus delivered

                                                       6





   to the Sub-Advisor from time to time, it is understood and agreed that said information, recommendations, and actions may be different from the information, recommendations, and actions that the Sub-Advisor or the Sub-Advisor's affiliated persons supply to or do on behalf of other clients. The Sub-Advisor and the Sub-Advisor's affiliated persons shall supply information, recommendations, and any other services to the Fund and to any other client in an impartial and fair manner in order to seek good results for all clients involved. As used herein, the term "affiliated person" shall have the meaning assigned to this term in the 1940 Act and the rules thereunder.

          (b) On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Sub-Advisor also on occasion may purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by a p plicable law and regulations, the allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner that the Sub-Advisor considers to be the most equitable and consistent with the Sub-Advisor's fiduciary obligations to the Fund and to such other customers.

          (c) The Sub-Advisor agrees to use the same skill and care in providing services to the Fund as the Sub-Advisor uses in providing services to other similar accounts for which the Sub-Advisor has investment responsibility. The Sub-Advisor will conform with all applicable rules and regulations of the Commission.

   Section 7.  Reports to the Sub-Advisor

          The Advisor shall furnish to the Sub-Advisor the Prospectus, proxy statements, reports, and other information relating to the business and affairs of the Fund as the Sub-
   Advisor, at any time or from time to time, reasonably may require in order to discharge the Sub-Advisor's duties under this Agreement.

   Section 8.  Term of Agreement

          Provided that this Agreement shall have first been approved by the Board of Trustees of the Trust, including a majority of the members thereof who are not "interested persons" (as that term is defined at Section 2(a)(19) of the 1940 Act) of either party, by a vote cast in person at a

                                                       7





   meeting called for the purpose of voting such approval, then this Agreement shall be effective on the date hereof. Unless earlier terminated as hereinafter provided, this Agreement shall continue in effect until approved by a majority vote of the voting securities of the Fund, at a meeting to take place not more than one year after the effective date of the Fund's registration statement relating to the Fund. Thereafter, this Agreement shall continue in effect from year to year, subject to approval annually by the Board of Trustees of the Trust or by vote of a majority of the voting securities of the Fund and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as that term is defined at Section 2(a)(19) of the 1940 Act) of any such person.

   Section 9.  Termination of Agreement; Assignment

          (a) This Agreement may be terminated by either party hereto without the payment of any penalty, upon ninety (90) days' prior notice in writing to the other party and to the Fund, or upon sixty (60) days' written notice by the Fund to the two parties; provided, that, in the case of termination by the Fund, such action shall have been authorized by resolution of a majority of the Board of Trustees of the Trust or by vote of a majority of the voting securities of the Fund. In addition, this Agreement shall terminate upon the later of:
   (i) the termination of the Advisor's agreement to provide investment advisory services to the Fund; or (ii) notice to the Sub-Advisor that the Advisor's agreement to provide investment advisory services to the Fund has terminated.

          (b) This Agreement shall automatically terminate in the event of this Agreement's "assignment" (as that term is defined at Section 2(a)(4) of the 1940 Act).

          (c) Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior thereto.

   Section 10.  Notices

          (a) The Sub-Advisor agrees promptly to notify the Advisor of the occurrence of any of the following events:

          1.   any   change  in  the  Fund's  portfolio
               manager;

          2.   the  Sub-Advisor  fails to be registered
               as   an  investment  adviser  under  the
               Advisers  Act  or  under the laws of any

                                                       8





               jurisdiction in which the Sub-Advisor is r e q u ired to be registered as an investment adviser in order to perform the Sub-Advisor's obligations under this
               Agreement;

          3.   the  Sub-Advisor  is  the subject of any
               action,  suit,  proceeding,  inquiry, or
               investigation   at  law  or  in  equity,
               before or by any court, public board, or body, involving the affairs of the Fund;
               or

          4.   any   change  in  control  of  the  Sub-
               Advisor.

          (b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile, or other electronic transmission or sent by registered mail or by courier to the address set forth below for the party for which the notice is intended. A notice served by mail shall be deemed to have been served seven (7) days after mailing and in the case of telex, facsimile, or other electronic transmission twelve (12) hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

          If to the Advisor:

               Albert P. Viragh, Jr.
               PADCO Advisors, Inc.
               6116 Executive Boulevard
               Suite 400
               Rockville, Maryland  20852
               Tel. No. 301-468-8520
               Fax No. 301-468-8588

               With a copy to:

                    Albert P. Viragh, Jr., President
                    Rydex Series Trust
                    6116 Executive Boulevard
                    Suite 400
                    Rockville, Maryland  20852
                    Tel. No. 301-468-8520
                    Fax No. 301-468-8588

          If to the Sub-Advisor:

               Steven J. Doherty, Vice President
               Loomis, Sayles & Company, L.P.
               Suite 200
               2001 Pennsylvania Avenue, N.W.

                                                       9





               Washington, D. C.  20016
               Tel. No. 202-862-0040
               Fax No. 202-293-8264


















































                                                      10





   Section 11.  Governing Law

          This Agreement shall be governed by and subject to the requirements of the laws of the State of Maryland without reference to the choice of law provisions thereof.

   Section 12.  Applicable Provisions of Law

          This Agreement shall be subject to all applicable p r o visions of law, including, without limitation, the applicable provisions of the 1940 Act, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

   Section 13.  Counterparts

          This Agreement may be entered into in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

   Section 14. Entire Agreement

          This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

   Section 15. Headings

          The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

   Section 16. Severability

          Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed insofar as is possible as if such portion had never been contained herein.

   Section 17. Limitation of Liability

          The Declaration of Trust establishing the Trust, dated March 13, 1993, as amended on November 2, 1993, and as further amended on December 12, 1995 (the "Declaration"), a copy of which Declaration, together with all amendments thereto, is on file in the office of the Trust, provides that the name "Rydex Series Trust" refers to the "Trustees" under the Declaration c o llectively as "Trustees," but not as individuals or personally; and no Trustee, shareholder, officer, employee, or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim, in connection with

                                                      11





   the affairs of the Fund or any Fund thereof, but only the assets belonging to the Fund, or to the particular portfolio with which the obligee or claimant dealt, shall be liable.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

                            PADCO ADVISORS, INC.
                            By:  /s/ Albert P. Viragh.
                                 Albert P. Viragh, President
                                 PADCO Advisors, Inc.


                            LOOMIS, SAYLES & COMPANY, L.P.
                            By:  /s/ Steven J. Doherty
                                 Steven    J.    Doherty,    Vice
   President
                                 Loomis, Sayles & Company, L.P.

                            By:  /s/ Stephanie S. Lord
                                 Stephanie    S.    Lord,    Vice
   President
                                 Loomis, Sayles & Company, L.P.

   Accepted and Agreed:

        RYDEX SERIES TRUST
         on behalf of THE RYDEX
         HIGH YIELD FUND

        By:   /s/ Albert P. Viragh Jr.
             Albert P. Viragh, Jr., President
             Rydex Series Trust




















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                                                       13